UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

PREMCOR INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-16827

Delaware	43-1851087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 East Putnam Avenue
Suite 400
Old Greenwich, Connecticut	06870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 698-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

a)	Employment Agreement with Jefferson F. Allen

The Company has entered into an Employment Agreement with Jefferson F. Allen, currently a Board Member. The Employment Agreement provides that Mr. Allen will serve as the Chief Executive Officer effective January 1, 2005 for a term of 2 years with automatic extensions for one year periods, unless terminated earlier, but there is an automatic termination at age 65. The agreement provides for an annual base salary of $600,000 and an annual bonus for 2005 to 2007 of 100% of annual base salary at $2.40 per share of adjusted earnings per share (“EPS”) plus 2% of base salary for each $0.01 per share of adjusted EPS up to a maximum of 600% of base salary. The agreement also provides for an initial grant of stock appreciation rights or options for 500,000 shares of common stock at fair market value to be granted on January 1, 2005 with a 2 year vesting period. Mr. Allen will also receive an annual grant of stock appreciation rights or options for 100,000 shares of common stock at fair market value to be granted during January 2006 with a 3 year vesting period.

In the event the Company terminates Mr. Allen’s employment for cause, Mr. Allen resigns without good reason or chooses not to extend his term, Mr. Allen will receive his salary up to the termination date, any unpaid annual bonus for prior years, reimbursement of any business expenses and any applicable benefits under the employee benefit plans including vested benefits under the Senior Executive Retirement Plan (“SERP”).

In the event the Company terminates Mr. Allen’s employment without cause, Mr. Allen resigns with good reason or the Company chooses not to extend his term, except for a change in control, Mr. Allen will receive his salary up to the termination date, any unpaid annual bonus for prior years, a prorated portion of the annual bonus earned in the year termination occurs, reimbursement of any business expenses, a lump sum payment of $2,000,000 and any applicable benefits under the employee benefit plans including benefits under the SERP whether or not vested.

In the event of Mr. Allen’s disability or death while employed with the Company and during the term of the agreement, Mr. Allen or his estate, in the event of his death, will receive his salary up to the termination date, any unpaid annual bonus for prior years, a prorated portion of the annual bonus earned in the year termination occurs, reimbursement of any business expenses and any applicable benefits under the employee benefit plans including vested benefits under the SERP.

Upon a change in control of the Company, if Mr. Allen is terminated he will receive his salary up to the termination date, any unpaid annual bonus for prior years, a prorated portion of the annual bonus for the current year depending on when the change of control occurs during the year, reimbursement of any business expenses, a lump sum payment of $2,000,000 and any applicable benefits under the employee benefit plans including vested and unvested benefits under the SERP. Additionally, upon a change in control of the Company, if Mr. Allen is terminated he will receive a change of control payment calculated upon the higher of the annualized earnings per share for the preceding quarter(s) or the prior year’s annual bonus, but not less than the target level annual bonus. The bonus is prorated dependent upon the quarter of the year in which the change in control occurs and includes a premium equal to one quarter’s bonus. Mr. Allen’s total payment for bonus, lump sum payment of $2,000,000 and change of control payment shall not be less than $5,000,000. Mr. Allen is also entitled to be grossed up, on an after-tax basis, for any excise taxes imposed under the Internal Revenue Code (“IRC”) on any excess parachute payment that he receives in connection with benefits and payments provided to him in connection with any change in controls (as such term is defined under the IRC).

Mr. Allen also agreed to a non-solicitation covenant restricted for a period or one year following termination of his employment, under certain circumstances.

b)	Employment Agreement with Thomas D. O’Malley

The Company has entered into a new Employment Agreement with Thomas D. O’Malley, currently Chairman of the Board and Chief Executive Officer. Mr. O’Malley resigns his position as Chief Executive Officer and continues as Chairman of the Board and a senior executive employee under the terms of his prior employment agreement until January 31, 2005. The Employment Agreement provides that Mr. O’Malley will serve as the Chairman of the Board and a senior executive employee effective February 1, 2005 for a term of 2 years with no automatic extensions. The agreement provides for an annual base salary of $600,000 and an annual bonus for 2005 and 2006 of 100% of annual base salary at $2.40 per share of adjusted EPS plus 2% of base salary for each $0.01 per share of adjusted EPS up to a maximum of 200% of base salary. The agreement also provides for a grant of options for 150,000 shares of common stock at fair market value to be granted during January 2006 with a 1 year vesting period.

In the event the Company terminates Mr. O’Malley’s employment for cause, Mr. O’Malley resigns without good reason or expiration of the agreement, Mr. O’Malley will receive his salary up to the termination date, any unpaid annual bonus for prior years, reimbursement of any business expenses and any applicable benefits under the employee benefit plans including vested benefits under the SERP.

In the event the Company terminates Mr. O’Malley’s employment other than for cause, Mr. O’Malley resigns with good reason, Mr. O’Malley will receive his salary up to the termination date, any unpaid annual bonus for prior years, a prorated portion of the annual bonus earned in the year termination occurs, reimbursement of any business expenses, a lump sum payment of $2,000,000 and any applicable benefits under the employee benefit plans including benefits under the SERP whether or not vested.

In the event of Mr. O’Malley’s disability or death while employed with the Company and during the term of the agreement, Mr. O’Malley or his estate, in the event of death, will receive his salary up to the termination date, any unpaid annual bonus for prior years, a prorated portion of the annual bonus earned in the year termination occurs, reimbursement of any business expenses and any applicable benefits under the employee benefit plans including vested benefits under the SERP.

Upon a change in control of the Company, if Mr. O’Malley is terminated he will receive a change in control payment calculated upon the higher of the annualized earnings per share for the preceding quarter(s) or the prior year’s annual bonus, but not less than the target level annual bonus. The bonus is prorated dependent upon the quarter of the year in which the change in control occurs and includes a premium equal to one quarter’s bonus.

Mr. O’Malley is also entitled to be grossed up, on an after-tax basis, for any excise taxes imposed under the IRC on any excess parachute payment that they receive in connection with benefits and payments provided to them in connection with any change in controls (as such term is defined under the IRC).

Mr. O’Malley also agreed to a non-solicitation covenant restricted for a period of one year following termination of his employment, under certain circumstances.

c)	Separation Agreement with William E. Hantke

The Company has entered into an Agreement with William E. Hantke, currently the Executive Vice President and Chief Financial Officer. The agreement revises the terms of the original Employment agreement to the following: Mr. Hantke shall resign from his current positions effective December 31, 2004, but will continue as an employee of the Company until April 30, 2005. During the 2005 period Mr. Hantke will receive $100,000. Upon termination Mr. Hantke will receive the following benefits: base salary per this agreement through the date of termination, reimbursement of business expenses, any applicable benefits under the employee benefit plans including benefits under the SERP whether or not vested and a lump sum payment equal to three times the sum of Mr. Hantke’s 2004 base salary and base bonus.

d)	Amendment to Employment Agreements with Executive Officer’s

The following amendment to the Employment Agreements were made for the following executive officers; Henry M. Kuchta, Joseph D. Watson, James R. Voss, Michael D. Gayda and Donald Lucey dated October 27, 2004. The amendment to the agreements revise the annual bonus such that each executive will earn an annual bonus based on the achievement of performance goals established by the Compensation Committee. For 2005 to 2007 the annual bonus is 50% of annual base salary at $2.40 per share of adjusted EPS plus 1% of base salary for each $0.01 per share of adjusted EPS up to a maximum of 400% of base salary. The agreements were also amended to provide that each executive will receive a pro rated portion of the annual bonus based on the percentage of the year that has elapsed through the date of the executive’s termination, if the executive is terminated without cause, resigns with good reason or their employment agreement is not extended by the Company.

e)	Amendment to the Senior Executive Retirement Plan

The SERP was modified effective November 1, 2004. The modifications to the plan are as follows: to eliminate the three additional years included in the service and age calculation if severance is paid, cap the average earnings calculation at two and a half times the participants highest annualized salary, reduce the disability benefit at retirement age, add two years of service and age to a participant if the participant is terminated without cause, resigns with good reason, the executive’s employment agreement is not extended by the Company or attains five years of service, calculate average earnings based on the two highest aggregate earning years and clarify that a partial year of participation in the SERP is considered as one year for determining service.

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2004, Premcor Inc. issued a press release announcing its operating results for the third quarter of 2004. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2004, Premcor announced that Jefferson F. Allen will join the Company as Chief Executive Officer effective January 1, 2005. In this capacity he succeeds Thomas D. O’Malley, who will continue as Chairman of the Board of Directors and a senior executive employee. Mr. Allen will remain on the Company’s Board of Directors but has stepped down as the Audit Committee chair and as a member of the Compensation Committee. The Company also announced that Joseph D. Watson, currently Premcor’s Senior Vice President and Treasurer, will be named Chief Financial Officer effective January 1, 2005. In this capacity he succeeds William E. Hantke, who is stepping down from the position. The terms of these agreements are discussed in Item 1.01 of this Current Report on Form 8-K.

Further details regarding these management changes can be found in a copy of the press release which is furnished with this report as Exhibit 99.1 and further information regarding Messrs. Allen and Watson can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (“SEC”) on March 9, 2004 and definitive proxy statement on Schedule 14A filed with the SEC on March 26, 2004.

Safe Harbor Statement

Statements contained in the exhibits to this report that state our expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated October 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc.
(Registrant)

By:	/s/ Dennis R. Eichholz
Dennis R. Eichholz
Senior Vice President and Controller (principal accounting officer)

October 29, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 27, 2004